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                                                                     EXHIBIT 8.1

                             Vinson & Elkins L.L.P.
                            1001 Fannin, Suite 2300
                           Houston, Texas 77002-6760


June 18, 2003

Penn Virginia Resource Partners, L.P.
Penn Virginia Resource GP, LLC
Three Radnor Corporate Center
100 Matsonford Road
Suite 230
Radnor, Pennsylvania  19087

Ladies and Gentlemen:

         We have acted as counsel to (i) Penn Virginia Resource Partners, L.P., a Delaware limited partnership (the "Partnership"), and (ii) Penn Virginia Resource GP, LLC, a Delaware limited liability company and general partner of the Partnership (the "General Partner"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") to which this opinion is an exhibit. The Registration Statement relates to the offering from time to time, as set forth in the form of prospectus contained therein (the "Prospectus"), of common units representing limited partner interests in the Partnership to be offered by the selling unitholder named in the Registration Statement (the "Units") on the terms to be determined at the time of the offering. The Units include 1,240,833 common units issuable upon conversion of Class B common units (the "Class B Common Units"). We have also participated in the preparation of the Prospectus.

         In connection therewith, we prepared the discussion set forth under the caption "Material Tax Consequences" in the Prospectus (the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Prospectus.

         All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and the General Partner, included in such discussion, as to which we express no opinion).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended.

                                             Very truly yours,

                                             /s/ VINSON & ELKINS L.L.P.